Security Information








Security Purchased
Comparison Security
Comparison Security
Cusip
64966cy4
64605lmg
592663l8
Issuer
NEW YORK NY
NEW JERSEY ST EDL FACS AUTH
METROPOLITAN WTR DIST SOUTHN CALIF
WTRWKS REV
Underwriters
Bear Stearns
Morgan Stanley
Morgan Stanley
Years of continuous operation, including predecessors
> 3 years
> 3 years
> 3 years
Security
NYC SER I 5%, 8/1/2021
NJSEDU 5%, 7/1/2021
METWTR 5%, 7/1/2016
Is the affiliate a manager or co-manager of offering?
Selling Group Member
N/A
N/A
Name of underwriter or dealer from which purchased
Bear Stearns
N/A
N/A
Firm commitment underwriting?
Yes
Yes
Yes
Trade date/Date of Offering
3/18/2004
3/15/2004
3/15/2004
Total dollar amount of offering sold to QIBs
 $                                                 948,720,000
 $                                                   73,530,000
 $                                                 274,415,000
Total dollar amount of any concurrent public offering
 $                                                                -
 $                                                                -
 $                                                                -
Total
 $                                                 948,720,000
 $                                                   73,530,000
 $                                                 274,415,000
Public offering price
 $                                                         105.70
 $                                                         109.01
 $                                                         112.47
Price paid if other than public offering price
 N/A
 N/A
 N/A
Underwriting spread or commission
0.50%
4.75%
0.50%
Rating
A2/A
Aaa/AAA
Aa2/AA
Current yield
4.31%
3.88%
3.54%
Benchmark vs. Spread (basis points)
0.37bp
5.23bp
1.9bp








Fund Specific Information








Board
Total Par Value
Purchased
$ Amount of
Purchase
% of Offering
Purchased by the
Fund
Security
Performance
Fund Performance
Measurement Date*
Chicago Funds







Scudder New York Tax Free Income
Fund
Chicago
2,500,000
 $
2,642,475
0.26%
-1.96%
-1.34%
3/31/2004
Total

2,500,000
 $
2,642,475
0.26%